Exhibit 31(b)

CERTIFICATION

I, Naveen Chopra, certify that:

1.	I have reviewed this Form 10-K/A of Paramount Global; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2025

/s/ Naveen Chopra
Naveen Chopra
Executive Vice President, Chief Financial Officer